UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) In light of the continuing uncertainties in Sysco Corporation’s business arising from the impact of the COVID-19 pandemic and the resulting challenge of establishing a credible financial plan for fiscal year 2021, on July 31, 2020, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) approved a new short-term, cash-based incentive program (the “STIP”) for fiscal year 2021 (“fiscal 2021”), which differs from the annual incentives awarded in previous fiscal years under the management incentive program. Pursuant to the STIP, the executive officers of the Company are eligible to receive cash-based incentive awards, including the following named executive officers (the “NEOs”) identified in the Company’s proxy statement filed in connection with the 2019 annual meeting of stockholders:

•	Joel T. Grade – Executive Vice President and Chief Financial Officer;

•	Greg D. Bertrand – Executive Vice President, U.S. Foodservice Operations; and

•	Paul T. Moskowitz – Executive Vice President, Human Resources.

Short-Term Incentive Opportunity

The STIP divides fiscal 2021 into two discreet performance periods: (i) June 28, 2020 to December 26, 2020 (“1H21”) and (ii) December 27, 2020 to July 3, 2021 (“2H21”). The Committee granted STIP awards to the executive officers with respect to 1H21 and expects to grant STIP awards for 2H21 prior to the end of 1H21.

The STIP is designed to offer opportunities for cash compensation tied to Company performance and the NEO’s achievement of his or her strategic bonus objectives (“SBOs”). Incentive payments earned under the STIP for 1H21 will be based on the following components: (i) 25% on market share growth in U.S. broadline and Canadian broadline (“USCABL”), measured by the increase in new accounts and the volume of sales from those accounts, as compared to pre-established targets; (ii) 25% on USCABL operations productivity, measured by the variable operations labor cost per piece and the pieces per trip, as compared to pre-established targets; and (iii) 50% on the participant’s progress with respect to his or her SBOs, which are tied to Sysco’s highest priority strategic initiatives. The Committee intends to approve and communicate to the participants the performance metrics for the incentive opportunity under the STIP for 2H21 prior to the end of 1H21.

The STIP payment, if any, for each of the above components will be calculated based on performance (as compared to the applicable performance target(s)) and paid to the participant independently from the other components. Further, any payment earned by a participant for a particular performance period will be paid following the conclusion of the performance period, without regard to whether any payments are earned for any other performance periods.

Each metric based on the Company’s operational performance has a possible payout between 0% and 150%, depending on the Company’s actual performance relative to established targets, and the individual SBO portion of the STIP payment has a possible payout of between 0% and 150%, depending on the participant’s actual performance relative to established targets. Consequently, in the aggregate, the maximum incentive opportunity under the STIP for each performance period would be 150% of an individual’s target opportunity. The maximum possible payout of 150% for the Company performance portion of the award represents a reduction of 50% from the 200% maximum under the management incentive program for fiscal 2020. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component.

Long-Term Equity Incentive Opportunity – PSUs, Stock Options and RSUs

On July 31, 2020, the Committee also approved the Company’s fiscal 2021 long-term incentive (“LTI”) awards to be issued to the executive officers of the Company, including the NEOs, pursuant to the Sysco 2018 Omnibus Incentive Plan. The Company’s fiscal 2021 LTI awards will consist of performance share units (“PSUs”), stock options and restricted stock units (“RSUs”). The PSUs with a two-year performance period beginning in fiscal 2021 represent 50% of the target LTI opportunity, with stock options representing 30% of the target LTI opportunity and RSUs representing the remaining 20%.

The PSUs provide the opportunity for participants to receive shares of Sysco common stock (“Common Stock”) based on performance over a performance period of two fiscal years with respect to the following strategic performance targets established by the Committee, subject to a modifier tied to the Company’s total shareholder return (“TSR”):

•

Cost Reduction: the achievement of targeted annualized structural cost reductions during fiscal year 2022 through the successful deployment of selected strategic initiatives, representing 50% of the target PSU opportunity;

•

Market Share Growth: the achievement of targeted market share growth in U.S. markets (measured by total U.S. sales) through the completion of selected strategic initiatives, representing 30% of the target PSU opportunity; and

•

Digital Commerce: the achievement of targeted incremental growth in the volume of U.S. broadline orders utilizing Sysco’s digital ordering platform through the implementation of platform enhancements and the accomplishment of other related initiatives, representing 20% of the target PSU opportunity.

The number of shares, if any, earned with respect to each of the strategic performance targets described above will be calculated based on Company performance (as compared to such target) and awarded to the participant independently from the other targets. Further, the total number of shares earned by each participant as a result of the Company’s performance with regard to these strategic performance targets will be subject to adjustment based on Sysco’s TSR during the performance period as compared to the S&P 500 companies. This adjustment will be applied to the target number of shares granted to each participant and will range from decreasing the total number of shares received by 25% of target (for relative TSR below expectations) to increasing the total number of shares received by 25% of target (for superior relative TSR).

Each PSU granted to participants represents the right to receive one share of Common Stock based on target performance, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the two-year performance period and could range from 0% to 175% of the target number of PSUs offered to the participant. Dividend equivalents accrue during the performance period and are paid either in shares or in cash, in the discretion of the Committee, based on the number of PSUs earned following certification of the Company’s performance.

The stock options have a 10-year term and vest in three equal, annual installments.

Each RSU represents the right to receive one share of Common Stock, and the RSUs vest in three equal installments commencing on the first day of the calendar month immediately following each of the first three anniversaries of the grant date.

Sysco’s Incentive Payment Clawback Policy and Protective Covenants Agreement

All payments received by participants under the STIP or upon vesting of PSUs are subject to the Company’s incentive payment clawback policy that allows the Company to recoup payments in the event of a restatement of financial results (other than a restatement due to a change in accounting policy), within 36 months of the payment of a bonus under the program, if the Committee or the Company determines that the bonus paid to the participant would have been lower had it been calculated based on such restated results.

In addition, in order to be eligible to receive awards of PSUs and RSUs, each participant will be required to have entered into an agreement (the “Protective Covenants Agreement”) protecting the Company’s interests and confidential information by restricting certain recipient behavior during, and following termination of, employment. The Protective Covenants Agreement includes, among other things, restrictions on unfair post-employment competitive activities, improper solicitation of Company employees and customers, and the misuse of confidential information. In the event that a participant violates any of the restrictive covenants in the Protective Covenants Agreement, the participant forfeits the benefits and proceeds of the PSUs and RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: August 6, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary